Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of First Community Financial Partners, Inc. (the “Company”) hereby certifies that:

(i) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2014	/s/ Glen L. Stiteley
Glen L. Stiteley
Executive Vice President and Chief Financial Officer